                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 26, 1998



                             ESCALADE, INCORPORATED
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             (Exact name of Registrant as specified in its charter)


Indiana                          0-6966                       13-2739290
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(State or other                (Commission                  (IRS Employer
jurisdiction of                File Number)               Identification No.)
incorporation)



     817 Maxwell Avenue       Evansville, IN                           47717
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     (Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code      (812)467-1200
                                                   -----------------------------

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.           Other Events

         Escalade, Incorporated (the "Company") announced on June 26, 1998 that it had entered into an Asset Purchase Agreement dated June 26, 1998 (the "Purchase Agreement") by and among the Company, Indian Industries, Inc., a wholly-owned subsidiary of the Company ("Indian"), Harvard Sports, Inc., a wholly-owned subsidiary of the Company ("Harvard"), JEN Sports, Inc., a wholly-owned subsidiary of Sportcraft, Ltd. ("JEN Sports") and Sportcraft, Ltd. ("Sportcraft"). Pursuant to the Purchase Agreement, the Company, Indian and Harvard will sell substantially all of the assets of their sporting goods business operated under the name "Escalade Sports" to JEN Sports for a purchase price of $74.5 million, subject to upward or downward adjustment based on Escalade Sports' closing net working capital as provided in the Purchase Agreement. The asset sale is subject to certain contingencies set forth in the Purchase Agreement.

         Prior to its execution, the Purchase Agreement was approved by the respective Boards of Directors of the Company, Indian and Harvard. A fairness opinion was delivered by CIBC Oppenheimer Corp. to the Board of Directors of the Company. The consummation of the asset sale is subject to the approval of the asset sale by the Company's stockholders and to certain other conditions set forth in the Purchase Agreement. The asset sale is currently expected to close in the third quarter of 1998.

         The Company's directors and executive officers, the holders of approximately 33% of the outstanding shares of Escalade Common Stock, have granted to JEN Sports irrevocable proxies to vote their shares in favor of the asset sale, the Purchase Agreement and all other related transactions at a special meeting of the Escalade stockholders to be convened in connection with the proposed asset sale.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

         (a)      Financial Statements of Business Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits.

         The following exhibits are filed with this Report on Form 8-K:

            Exhibit No.      Exhibit
            -----------      -------

         2.1                 Asset Purchase Agreement dated June 26, 1998, among the
                             Company, Indian, Harvard, JEN Sports and Sportcraft.*

         2.2                 Amendment No. 1 to Asset Purchase Agreement dated June
                             26, 1998, among the Company, Indian, Harvard, JEN Sports
                             and Sportcraft.*

         2.3                 Form of Irrevocable Proxy.**

         99.1                Press release dated June 26, 1998.

* Incorporated by reference to Appendix A of the Registrant's preliminary proxy materials filed with the Commission on July 2, 1998 relating to the Registrant's special meeting of stockholders to be called in connection with the asset sale and the transactions contemplated thereby.

** Incorporated by reference to Exhibit B to Appendix A of the Registrant's preliminary proxy materials filed with the Commission on July 2, 1998 relating to the Registrant's special meeting of stockholders to be called in connection with the asset sale and the transactions contemplated thereby.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 8, 1998                  ESCALADE, INCORPORATED



                                     /s/ JOHN R. WILSON
                                     -------------------------------------------
                                     John R. Wilson,
                                     Vice President and Chief Financial Officer

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